Exhibit 5.8

CONSENT OF QUALIFIED PERSON

TO:	Saskatchewan Financial Services Commission, as Principal Regulator

Alberta Securities Commission

British Columbia Securities Commission

Ontario Securities Commission

Manitoba Securities Commission

Autorité des marchés financiers

New Brunswick Securities Commission

Nova Scotia Securities Commission

PEI Securities Office, Consumer, Corporate and Insurance Services Division, Office of the Attorney General

Securities Commission of Newfoundland and Labrador

Northwest Territories Registrar of Securities

Government of Nunavut Securities Registry

Yukon Department of Community Services Securities Registrar

AND TO:	U.S. Securities and Exchange Commission

AND TO:	Cameco Corporation

Dear Sirs and Mesdames:

RE:	Short Form Prospectus and Registration Statement of Cameco Corporation (the “Corporation”)

In connection with the Corporation’s short form prospectus dated May 22, 2012, and any amendments thereto and any documents incorporated by reference therein (the “Short Form Prospectus”) and in connection with the Corporation’s registration statement on Form F-10 dated May 22, 2012, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the “Registration Statement”), the undersigned does hereby consent to reference to my name and my involvement in the preparation of, or supervision of the preparation of, scientific and technical information in the following instances:

(a)	under the headings “Operations and Development Projects – Uranium Development Project – Cigar Lake”, “Mineral Reserves and Resources” and “Governance – Interests of Experts” in the Corporation’s Annual Information Form for the year ended December 31, 2011 dated February 24, 2012 for the Cigar Lake property; and

(b)	under the heading “Mineral Reserves and Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2011 dated February 9, 2012 for the Cigar Lake property,

(collectively, the “Technical Information”) in the Short Form Prospectus and Registration Statement, and documents incorporated by reference therein, and to the inclusion and incorporation by reference of information derived from the Technical Information in the Short Form Prospectus and Registration Statement.

The undersigned does hereby confirm that I have read the Short Form Prospectus and all information specifically incorporated by reference therein and that I have no reason to believe that there are any misrepresentations as defined in the Securities Act (Saskatchewan) contained therein that are derived from the Technical Information prepared by or under my supervision, nor are there any misrepresentations within my knowledge as a result of the services I have performed for the Corporation.

Dated this 22 day of May, 2012

/s/ Eric Paulsen
Name:	Eric Paulsen, P. Eng., Pr. Eng.
Title:	Interim Chief Metallurgist, Cameco Technology and Innovation, Cameco Corporation